                                                                 Exhibit 10.(s).

                               SEVERANCE AGREEMENT
                                       AND
                        RELEASE AND WAIVER OF ALL CLAIMS

         This Severance Agreement and Release and Waiver of All Claims ("Agreement") is made by and between, and shall inure to the benefit of and be binding upon, the following parties: PETER E. GEIER, hereinafter referred to, together with his heirs, estate, executors, administrators, successors, assigns and other personal representatives, as MR. GEIER; and

         HUNTINGTON BANCSHARES INCORPORATED, hereinafter referred to, together with all its past, present and future assigns, successors, affiliates, parent and subsidiary organizations, divisions, and corporations, and including all past, present and future officers, directors, shareholders, employees, and agents of the same, as well as their heirs, executors, administrators, successors, assigns and other personal representatives, individually and in their respective corporate capacities, as "HUNTINGTON."

         In consideration of the mutual provisions and promises of this Agreement, MR. GEIER and HUNTINGTON agree as follows:

          1. SEVERANCE. As a result of the elimination of MR. GEIER's position with HUNTINGTON, MR. GEIER will be placed on transition pursuant to HUNTINGTON's transition pay plan, pursuant to the terms of that plan except where provided in this Agreement. MR. GEIER will also be provided certain other severance benefits as set forth in Exhibit A to this Agreement, the terms of which are incorporated in their entirety into this Agreement. While on transition MR. GEIER will remain employed on HUNTINGTON's payroll, will be permitted to continue to participate in certain of HUNTINGTON's benefit plans, and will provide services to HUNTINGTON as it may request from time-to-time, although MR. GEIER will have resigned any directorship and as an executive officer of HUNTINGTON effective January 17, 2001.

                  A. MR. GEIER's period of transition (the "Period") will be for the twelve-month period from April 1, 2001, through March 31, 2002. At the close of business on March 31, 2002, MR. GEIER's transition rights and employment will terminate, unless such rights and employment are terminated earlier by MR. GEIER or HUNTINGTON as described below in this Agreement.

                  B. During the Period, HUNTINGTON and MR. GEIER understand and agree that, except when and as requested by HUNTINGTON pursuant to paragraph 9 of this Agreement, MR. GEIER will not be providing any employment-related or other services to or on behalf of HUNTINGTON.

                  C. During the Period, HUNTINGTON agrees to maintain MR. GEIER on HUNTINGTON's payroll at his current base salary and to continue to provide him with the employee benefits listed in Exhibit A, at the levels in effect on January 17, 2001 or as HUNTINGTON may amend its benefit plan levels from time-to-time, pursuant to the terms of those benefit plans and HUNTINGTON's standard payroll practices, less applicable and required tax withholdings, deductions, and co-pay requirements. HUNTINGTON and MR. GEIER agree that during the Period MR. GEIER will have used and will not be entitled to accrue or receive any monies for any vacation, sick days and/or personal days; nor will he be entitled to participate in or receive any monies under any of HUNTINGTON's employee benefit plans, incentive compensation plans, or under any executive agreements, practices, or programs, including the Executive Agreement entered into between MR. GEIER and HUNTINGTON effective April 1, 1998, that are not specifically listed in Exhibit A; nor will he be entitled to any expense reimbursement during the Period except as provided in paragraph 9.

                  D. In exchange for the additional severance benefits being offered to him under this Agreement, during the Period MR. GEIER further agrees not to post or apply for any open positions within HUNTINGTON, and he expressly relinquishes and waives any such right to do so under HUNTINGTON's transition pay plan.

         2. TERMINATION FROM TRANSITION. HUNTINGTON and MR. GEIER further understand and agree that MR. GEIER may remove himself from transition and HUNTINGTON's payroll and benefit plans at any time during the Period. At such time, and in accordance with the terms and conditions of this Agreement and Exhibit A, MR. GEIER will be entitled to the additional severance benefits set forth in Exhibit A. At any time during the Period, HUNTINGTON may remove MR. GEIER from transition and HUNTINGTON's payroll and benefit plans, as well as cease any payments, services, and other considerations set forth in Exhibit A that have not yet been paid or provided to MR. GEIER, if (A) MR. GEIER begins performing any remunerated employment or consulting services, whether as an employee, consultant, or independent contractor, for any person or entity other than HUNTINGTON; (B) HUNTINGTON has clear and convincing evidence that before or after January 17, 2001, MR. GEIER engaged in any acts of fraud, dishonesty or intentional wrongdoing materially adverse to HUNTINGTON; misappropriated or embezzled of any monies from HUNTINGTON; engaged in criminal conduct involving HUNTINGTON; or filed any lawsuit or other legal, equitable or administrative action against HUNTINGTON, except any claim that arises under the Employee Retirement Income Security Act ("ERISA") after he executes this Agreement and that pertains to any vested benefit right, or an arbitration claim to enforce his rights set forth in this Agreement; or (C) MR. GEIER breaches any obligation under paragraphs 1, 2, 4, 6, 7, 9, 10 or 13 of this Agreement. HUNTINGTON agrees that before removing MR. GEIER from its payroll or exercising its other rights under this paragraph 2 due to a breach by MR. GEIER of 2.(B) or 2.(C) of this paragraph, HUNTINGTON will first provide MR. GEIER with five business days notice and an opportunity to explain and resolve the breach to HUNTINGTON's satisfaction. MR. GEIER agrees he is obligated to notify HUNTINGTON's General Counsel's office if during the Period he has secured any paid employment or consultancy. MR. GEIER must include with such notice the identity of such employment or consultancy, and the first date on which he will start receiving compensation from any such employment or consultancy. MR. GEIER's failure to so notify HUNTINGTON will constitute a breach of this paragraph 2.

         3. TIMING OF CONSIDERATION. Provided MR. GEIER has adhered to his obligations under this Agreement, HUNTINGTON agrees to make the payment to MR. GEIER for the item listed in paragraph 2.A.1). of Exhibit A within thirty days following HUNTINGTON's receipt of this Agreement executed by MR. GEIER, and provided MR. GEIER has not exercised his right to revoke his acceptance of this Agreement during its seven-day "revocation period." The other additional severance benefits to which MR. GEIER may be entitled under this Agreement will be paid or provided in accordance with the schedule in Exhibit A.

         4. RELEASES, WAIVERS AND COVENANTS NOT TO SUE. In consideration of the benefits provided above, the adequacy and sufficiency of which MR. GEIER hereby expressly acknowledges, MR. GEIER, as defined in this Agreement, hereby RELEASES, WAIVES AND FOREVER DISCHARGES HUNTINGTON, as defined in this Agreement, of and from any and every action, cause of action, complaint, claim, demand, administrative charge, legal right, compensation, obligation, damages (including exemplary or punitive damages), benefits (except as set forth herein), liability, cost and/or expense (including attorney's fees), that he has, may have, or may be entitled to against HUNTINGTON, whether legal, equitable or administrative, whether known or unknown, which arise directly or indirectly out of, or are related in any way to, MR. GEIER's employment with and termination from HUNTINGTON, and agrees and covenants not to bring any claim, suit or other action against HUNTINGTON for any other reason, act, or omission, specified or unspecified, occurring or arising prior to the effective date of this Agreement or during the transition Period, except that this Release, Waiver and Covenant Not to Sue does not apply to any claim arising after the effective date of this Agreement which pertains or relates to any previously vested rights MR. GEIER may have under HUNTINGTON's pension or 401(k) plan, to any claims MR. GEIER may file for workers' compensation, or to any arbitration claim MR. GEIER may assert to enforce his rights under this Agreement. In exchange for MR. GEIER's promises set forth in this Agreement, HUNTINGTON hereby RELEASES, WAIVES AND FOREVER DISCHARGES MR. GEIER, as defined in this Agreement, of and from any and every legal, equitable and administrative claim, action, cause of action, complaint, demand, charge, legal right, compensation, obligation, damages (including exemplary or punitive damages), benefits (except as set forth herein), liability, cost and/or expense (including attorney's fees), that it has, may have, or may be entitled to against MR. GEIER, and agrees and covenants not to bring any such claim, suit or other action against MR. GEIER, based on acts or omissions of MR. GEIER's which occurred prior to the effective date of this Agreement and while he was acting within the scope of his employment with authority from HUNTINGTON. HUNTINGTON and MR. GEIER further agree that HUNTINGTON does not release, waive or discharge MR. GEIER from any legal, equitable or administrative claim or action: (1) based on any obligation or debt he has as a customer of HUNTINGTON; (or) based on any personal banking or other financial services relationship he has with HUNTINGTON; (2) based on any act of fraud, dishonesty, embezzlement, intentional wrongdoing or criminal conduct involving HUNTINGTON; or (3) from any claims or action that federal or state law prohibit HUNTINGTON from releasing, waiving and discharging MR. GEIER from. HUNTINGTON further agrees, to the fullest extent permitted by its Articles of Association, Bylaws, and federal and state law, including the laws of the State of Maryland, to indemnify MR. GEIER if any claim or action is brought against him personally relating to or arising out of any acts or omissions of MR. GEIER's which occurred while he was acting within the scope of his employment with and authority from HUNTINGTON.

         5. KNOWLEDGE OF RIGHTS. MR. GEIER acknowledges that he is aware of his rights under federal, state and local statutory and common law, including those relating to discrimination, and understands that the consideration being paid to him herein is expressly conditioned on him waiving all claims relating, directly or indirectly, to his employment with and termination from HUNTINGTON, including, but not limited to, any and all claims under

Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, and any and all contract, tort, and common law claims.

         6. NON-DISCLOSURE, NON-SOLICITATION, AND NON-RECRUITMENT. HUNTINGTON and MR. GEIER agree that their May 24, 2000 Stock Option Grant Agreement (attached as "Exhibit B"), including its provisions on non-disclosure of Confidential Information, non-solicitation, and non-recruitment (contained in (a)(i), (ii), (b), (c) and (d)), is incorporated in its entirety into this Agreement and shall remain in full force and effect during the Period and after the Period ends. HUNTINGTON and MR. GEIER agree that the Business Protection Period in (a)(i), (ii), (b), and (c) of Exhibit B shall be extended to include the period between January 17, 2001 and July 17, 2002. HUNTINGTON and MR. GEIER further agree that the end of MR. GEIER's transition Period, whether it ends voluntarily or involuntarily, will not constitute a reduction-in-force under Exhibit B. MR. GEIER represents and warrants that he has returned to HUNTINGTON all documentation, computer discs, or other property which contain or reflect any Confidential Information as defined in Exhibit B.

         7. NO RE-EMPLOYMENT. MR. GEIER agrees that he will not at any time seek re-employment or a new position with HUNTINGTON, covenants not to bring any suit or claim against HUNTINGTON should he seek and be denied employment or any new position, and agrees that this Agreement shall act as a complete bar to any claim based upon denial of employment or any new position. In the event, however, that MR. GEIER is employed by a financial institution or other business entity that purchases or acquires HUNTINGTON, or seeks employment with and is hired by a financial institution or other business entity that has purchased or acquired HUNTINGTON, this provision will not apply.

         8. NON-ADMISSION OF LIABILITY. MR. GEIER and HUNTINGTON agree that nothing in or related to this Agreement and/or related to MR. GEIER's employment or termination from employment constitutes an admission by HUNTINGTON or MR. GEIER of any violation of any federal, state or local law.

         9. COOPERATION AGREEMENT. As a further condition of remaining on transition and of receiving the additional severance benefits specified in Exhibit A, MR. GEIER agrees that while on transition he will comply with any requests from HUNTINGTON as HUNTINGTON executive management may make of him from time-to-time to work on HUNTINGTON business and/or litigation matters during normal business hours. MR. GEIER further agrees that after he is removed from transition and HUNTINGTON's payroll and benefit plans, if requested by HUNTINGTON he will make himself reasonably available to consult with HUNTINGTON on business or litigation concerning matters in which he was involved while a HUNTINGTON employee. For any requests made of MR. GEIER under this paragraph, HUNTINGTON agrees to reimburse MR. GEIER for any travel, lodging, long distance phone charges, copying charges, fax charges and meal expenses that MR. GEIER may reasonably incur in providing such consultation, provided HUNTINGTON has pre-approved such expenses in advance. For any such requests of MR. GEIER made after he is removed from transition and HUNTINGTON's payroll and benefit plans, and except in connection with any federal or state court litigation or administrative proceeding where he is a named party, HUNTINGTON further agrees to pay MR. GEIER One Hundred and Eighty-Five Dollars ($185.00) per hour on a tenths of an hour pro rata basis for any pre-approved time he incurs per a request by HUNTINGTON pursuant to this paragraph.

         10. MR. GEIER'S RESPONSIBILITY FOR TAX AND SOCIAL SECURITY LIABILITY. MR. GEIER acknowledges and agrees that, except as provided in this Agreement, he is responsible for any and all federal, state and local tax, FICA and/or social security liabilities and consequences which may result from his receipt of the additional severance benefits referenced in Exhibit A, and agrees to hold harmless and indemnify HUNTINGTON against any and all such liabilities or resulting consequences, including assessments, judgments, fines, interests, penalties, costs and reasonable attorney's fees. MR. GEIER further agrees that HUNTINGTON shall not be required to pay any further sums to him for any reason even if the tax and/or social security liabilities and resulting consequences to him are ultimately assessed in a fashion which MR. GEIER does not presently anticipate.

         11. CONSULTATION WITH COUNSEL. MR. GEIER and HUNTINGTON agree and acknowledge that MR. GEIER has been advised in writing to consult legal counsel concerning the terms of this Agreement prior to executing it, that he has been given up to twenty-one (21) days within which to consider the terms of this Agreement, that pursuant to the Older Workers Benefits Protection Act of 1990, MR. GEIER has seven (7) days following the execution of this Agreement to revoke his acceptance of the Agreement, and that the Agreement shall not become effective or enforceable until the revocation period has expired. MR. GEIER and HUNTINGTON further agree that they have been given the opportunity to fully discuss the terms of this Agreement with their respective attorneys, that this agreement is written in a manner that they both understood, and that they have had the opportunity to fully review with their attorneys the legal claims and rights which are being released and the obligations of each party under this Agreement. Based upon that review and discussion with counsel, MR. GEIER and HUNTINGTON acknowledge that they fully and completely understand and accept the terms of this agreement and enter into it freely, voluntarily and of their own free will.

         12. BREACH. MR. GEIER and HUNTINGTON agree and acknowledge that this Agreement may be used as evidence in any subsequent proceeding in which either party alleges a breach of this Agreement or asserts claims inconsistent with its terms. MR. GEIER and HUNTINGTON further agree that all future disputes they may have concerning their obligations under this Agreement will be submitted to binding arbitration, including any disputes over the enforcement of the terms of this Agreement, excepting only potential claims relating to payment of vested benefits from any HUNTINGTON benefit plan or a request for equitable relief from a court of competent jurisdiction to enjoin an ongoing violation of this Agreement and to preserve the status quo pending the arbitration proceedings required under this provision. If either party contends that they have a claim of any kind against the other, or that any provisions of this Agreement are not being complied with, written notice of alleged non-compliance shall be given to the other party within thirty (30) calendar days of notice of the alleged dispute or non-compliance. Such notice must be either hand delivered or sent by certified mail to the party's last known address on or before the 30th day. The party receiving such notice shall have five (5) business days from receipt of such written notice to resolve the alleged dispute(s) or non-compliance through mutual efforts of conciliation. The parties may mutually agree in writing upon additional time to endeavor to resolve the alleged dispute(s) or non-compliance. In the event the parties are unable to conciliate the dispute(s) or non-compliance within the five (5) business days mentioned above (or within the additional period of time to which the parties may have mutually agreed), at the conclusion of the five-day business period the parties agree to submit the dispute(s) or issue(s) of non-compliance to binding arbitration, upon the request of either party if made within sixty (60) calendar days starting with the day after the five-day period ends. The binding arbitration shall be administered by the American Arbitration Association ("AAA") under its Employment Dispute Resolution Arbitration Rules. The arbitration shall take place in Columbus, Ohio. The arbitrator's award shall be accepted as final and binding upon the parties. The entire arbitration proceeding and any award or decision relating thereto shall be kept completely confidential by AAA, the arbitrator, the parties and any non-party witnesses. In the event of arbitration instituted under this Agreement, MR. GEIER and HUNTINGTON each shall be responsible for half of the full payment of the arbitrator's fee, as well as the expenses of the arbitration, excluding their own costs and attorney's fees, for which each party shall remain solely responsible. However, the arbitrator has the power to award costs and attorneys' fees to a party if the arbitrator determines that the other party has made a frivolous claim or defense. In any arbitration instituted under this Agreement, the arbitrator shall have the authority to render a decision in accordance with applicable state and/or federal law and to award any and all appropriate damages including the forfeiture of any monies already paid pursuant to this Agreement, and any other legal or equitable relief, including restitution of the arbitrator's fee to the prevailing party. This agreement to arbitrate may be compelled under the Federal Arbitration Act.

         13. ENTIRE AGREEMENT. MR. GEIER and HUNTINGTON agree and acknowledge that this Agreement, together with Exhibits A and B, contain and comprise the entire agreement and understanding between the parties and that no other representation, promise, covenant or agreement of any kind whatsoever has been made to cause either party to execute this Agreement. The parties further agree and acknowledge that the terms of this Agreement are contractual, and not a mere recital, and the parties intend this Agreement to be a substituted contract, not an executory accord. The parties also agree that the terms of this Agreement shall not be amended or changed except in writing and signed by MR. GEIER and a duly-authorized agent of HUNTINGTON. The parties to this Agreement further agree that this Agreement shall be binding on and inure to the benefit of PETER E. GEIER and HUNTINGTON BANCSHARES INCORPORATED as defined and described in this Agreement.

         14. EFFECTIVE DATE. The effective date of this Agreement shall be the eighth day following the date on which MR. GEIER executes this Agreement, unless he revokes his acceptance in accordance with the seven-day revocation period set forth in paragraph 11 of this Agreement.

         THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THE FOREGOING SEVERANCE AGREEMENT AND RELEASE AND WAIVER OF ALL CLAIMS, FULLY UNDERSTAND IT AND HAVE VOLUNTARILY SIGNED THIS AGREEMENT ON THE DATE INDICATED, SIGNIFYING THEREBY THEIR ASSENT TO, AND WILLINGNESS TO BE BOUND BY, ITS TERMS:

  4-1-01                                          /s/ Peter E. Geier
----------------------------------                ------------------------------
Date                                              PETER E. GEIER

STATE OF OHIO              )
                           )  ss:
COUNTY OF FRANKLIN         )

         Before me, a Notary Public in and for said County and State, personally appeared the above-named PETER E. GEIER, who acknowledged that he did sign the foregoing instrument, and that the same is his free act and deed.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Franklin County, Ohio, this 1st day of April, 2001.

[SEAL]                                      /s/Jean E. Boster
                                            ------------------------------------
          Jean D. Boster                    NOTARY PUBLIC
   Notary Public, State of Ohio
  My Commission Expires 11-24-05
                                            HUNTINGTON BANCSHARES INCORPORATED


Date:  March 30, 2001                       By:      /s/ Frank Wobst
     -----------------------------              --------------------------------
                                            Title:  Chairman

STATE OF OHIO              )
                           )  SS:
COUNTY OF FRANKLIN         )

         Before me, a Notary Public in and for said County and State, personally appeared the above-named Huntington Bancshares Incorporated through Frank Wobst, its Chairman , who acknowledged that he has full authority to bind and did sign the foregoing instrument for and on behalf of Huntington Bancshares Incorporated, and that the same is the free act and deed of Huntington Bancshares Incorporated, and the free act and deed of him as its agent.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Franklin County, Ohio, this 30th day of March, 2001.


                                       /s/ Richard A. Cheap
                                       -----------------------------------------
                                       NOTARY PUBLIC

                                       RICHARD A. CHEAP, Attorney at Law
                                       Notary Public, State of Ohio
                                       My Commission has no expiration date.
                                       Section 147.03 O.R.C

                                    EXHIBIT A

1.       Transition
         ----------

         During the transition Period, and provided he is in compliance with his obligations under the Agreement, Mr. GEIER ("Executive") will be entitled to:

                  --       base salary at his current rate of pay, paid out
                           bi-weekly pursuant to Huntington's normal payroll
                           cycle
                  --       continued health and dental insurance coverage at
                           employee rates
                  --       continued Pension Plan benefit
                  --       continued SRIP benefit
                  --       ability to exercise stock options while on transition
                  --       continued participation in Huntington Investment and
                           Tax Savings Plan ("HIP"), and Huntington Supplemental
                           Stock Purchase Plan, including eligibility for
                           company matching contributions in accordance with the
                           terms of the plans
                  --       continued life insurance coverage at group rates.


2.       Additional Severance Benefits
         -----------------------------

         A. Within thirty days of signing the Agreement, and provided Executive did not exercise his right to revoke his acceptance of the Agreement and is in compliance with his obligations under the Agreement, Huntington agrees to:

                  1) make a lump-sum severance payment to Executive of One Hundred Fifty Thousand Dollars, subject to all applicable tax withholdings and deductions;

                  2) transfer to Executive any rights Huntington has to the Rocky Fork membership currently in Executive's name;

                  3) transfer ownership of the Huntington personal computer Executive has been using (Huntington has had an opportunity to review the computer's files and remove any Huntington business information);

                  4) sell to Executive for $15,000 the Huntington car he has been using;

                  5) propose a Resolution to the Boards of Huntington Bancshares Incorporated and Huntington National Bank recognizing Executive's contributions to those companies and Boards, similar in content and language to the Resolutions which have traditionally been given by those Boards to departing Directors, and provide Executive with the statue given to all outgoing Board members;

                  6) not to offset from Executive's severance the value of the base salary and benefits paid to Executive between January 17, 2001 and the date he entered into the Severance and Release Agreement with Huntington.

         B. During the third quarter of 2001, and provided Executive is still on transition and in compliance with his obligations under the Agreement, Huntington agrees to make a lump-sum severance payment to Executive of Two Hundred Fifty Thousand Dollars, subject to all applicable tax withholdings and deductions.

         C. If Executive secures any other remunerative employment or consultancy and/or voluntarily ends his transition Period before the twelve-month Period expires, or if Executive is on transition at the time the twelve-month period expires, provided Executive is in compliance with his obligations under the Agreement Huntington agrees to:

                  1) make a lump-sum payment of base salary equivalent to the remainder, if any, of the twelve-month period, subject to all applicable tax withholdings and deductions, and to make such payment within thirty days after the transition Period ended

                  2) make a lump-sum payment of COBRA premium differential equivalent to the remainder, if any, of the twelve-month period, subject to applicable tax withholdings and deductions, and to make such payment within thirty days after the transition Period ended

                  3) make a lump-sum payment equivalent to the remainder, if any, of the HIP 401(k) and Supplemental Stock Purchase Plan matching as if Executive had remained on transition for the entire twelve-month period, and to make such payment within thirty days after the transition Period ended

                  4) make a lump-sum severance payment of Seventy Thousand, Five Hundred Dollars, subject to all applicable tax withholdings and deductions and less the prorated value of executive outplacement services Executive used, and to make such payment within thirty days after the transition Period ended

                  5) if not already paid, make the lump-sum severance payment in B., to be paid in the third quarter of 2001

                  6) add years of service to the SRIP to make Executive's total combined monthly benefit under the qualified Pension Plan and the SRIP equal to what Executive would have been eligible to receive had he continued on the transition plan for the entire twelve-month period, plus add an additional thirty-six months of service to the SRIP on the Executive's behalf within thirty days after the next regularly scheduled Pension Review Committee meeting

                  7) have Executive's final employment status and personnel record constitute a voluntary resignation.

                                                               [Huntington logo]
                         NOTICE OF GRANT OF STOCK OPTION
                               AND GRANT AGREEMENT

May 24, 2000

Peter E. Geier
President and Chief Operating Officer
Huntington Bancshares Incorporated

The Compensation and Stock Option Committee of the Board of Huntington Bancshares Incorporated ("the Huntington"), at its meeting on May 17, 2000, granted you an option to purchase 125,000 shares of Huntington Bancshares Incorporated stock as described below:

            Incentive Stock Option Shares Granted                        5,871
            Nonqualified Stock Option Shares Granted                   119,129
            Option Price per Share                                   $17.03125
            Total Value of Shares Granted                        $2,128,906.25

This option award to you does not only acknowledge your personal contribution to the growth and success of our company, but the Committee was very much influenced by the performance of our company during the most recent past and expressed its desire to continue to improve the company's position relative to its peer group.

This option has been granted from the Huntington Bancshares Incorporated 1994 Stock Option Plan ("the Plan") and will vest in equal increments (with odd shares vesting first, if applicable) on each May 17 of the years 2001 through 2003. Your option to purchase will expire at midnight on May 16, 2010 or upon such earlier expiration date as provided in the Plan, and shall not be exercisable thereafter. This option in subject to all the terms, conditions and limitations of the Plan. Enclosed for your reference is a Plan Summary and an exercise form.

In exchange for receiving and accepting this award (which requires that you sign and return a copy of this Agreement):

         You acknowledge and agree that in the performance of your duties of employment with the Huntington you may be in contact with customers, potential customers and/or information about customers or potential customers of the Huntington. You also acknowledge and agree that trade secrets and confidential information of the Huntington, more fully described in paragraph (c) of this Agreement, gained by you during your employment with the Huntington, have been developed by the Huntington through substantial expenditures of time, effort and financial resources and constitute valuable and unique property of the Huntington. You further understand and agree that the foregoing makes it necessary for the protection of the Huntington's businesses that you not divert business or customers from the Huntington and that you maintain the confidentiality and integrity of the Confidential Information as hereinafter defined.

         (a) You agree that you will not, during your employment by the Huntington and for a period of one year after such employment ceases, whether voluntarily or involuntarily (the "Business Protection Period"):

                  (i) solicit or take away any customers or business of the Huntington with whom you have had contact or responsibility during your employment with the Huntington, or attempt to do so, for the sale of any product or service that competes with a product or service offered by the Huntington; or

                  (ii) solicit or take away any potential customer identified, selected or targeted by the Huntington with whom you have had contact or responsibility during your employment with the Huntington, or attempt to do so, for the sale of any product or service that competes with a product or service offered by the Huntington.

         Notwithstanding the foregoing provisions of this paragraph, if your employment terminates as a result of a reduction-in-force or, within one year following a change-in-control (as defined in the Plan), your employment terminates voluntarily or due to a reduction-in-force, your obligation under this paragraph (a) will cease as of the date of your termination of employment.

                                                                       EXHIBIT B
                         NOTICE OF GRANT OF STOCK OPTION
                               AND GRANT AGREEMENT
                                      - 2 -

         Nothing contained in this paragraph (a) shall preclude you from accepting employment with a company, firm, or business that competes with the Huntington so long as your activities do not violate the provisions of subparagraph (a)(i) and (a)(ii) above or any of the provisions of paragraphs (b) and (c) below.

         (b) You agree that you will not directly or indirectly at any time during the Business Protection Period solicit or induce or attempt to solicit or induce any employee, consultant or independent contractor of the Huntington to terminate his or her employment, representation or other association with the Huntington.

         (c) You agree that you will keep in strict confidence, and will not, directly or indirectly, at any time during or after the Business Protection Period, disclose or use (except in the course of performing your duties of employment with the Huntington) any trade secrets or confidential business or technical information of the Huntington or its customers or vendors (the "Confidential Information"), without limitation as to when or how you may have acquired such information. The Confidential Information shall include the whole or any portion of any information or plans, financial information, or listing of names, addresses or telephone numbers, including without limitation, information relating to the Huntington's customers or prospective customers, the Huntington's customer list, contract information including terms, pricing and services provided, information received as a result of customer contacts, the Huntington's products and processing capabilities, methods of operation, business plans, financials or strategy, and agreements to which the Huntington may be a party. The Confidential Information shall not include information that is or becomes publicly available other than as a result of disclosure by you. You specifically acknowledge that the Confidential Information derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been put forth by the Huntington to maintain the secrecy of such information, that such information is the sole property of the Huntington and that any retention and use of such information during or after your employment with the Huntington (except in the course of performing your duties of employment with the Huntington) shall constitute a violation of this and a misappropriation of the Huntington's Confidential Information. You further agree that, at the time of termination of your employment you will return to the Huntington, in good condition, all property of the Huntington, including, without limitation, the Confidential Information. In the event that said Items are not so returned, the Huntington shall have the right to charge you for all reasonable damages, costs, attorney's fees and other expenses incurred in searching for, taking, removing, and/or recovering such property. In the event that you are advised in writing by your legal counsel that you are required by subpoena or other legal process to disclose any of the Confidential Information, you shall promptly notify the Huntington of this situation and you shall promptly provide the Huntington with a copy of the written advice of legal counsel so that the Huntington may seek a protective order or other appropriate remedy. If a protective order or other appropriate remedy is not obtained in a reasonable period of time, you may furnish only that portion of the Confidential Information that you are advised by your legal counsel is legally required.

         (d) For purposes of paragraphs (a), (b), and (c) above, the term "the Huntington" includes Huntington Bancshares Incorporated and any of its direct or indirect subsidiaries, successors, and assigns. The agreements set forth in paragraph (a) supercede this agreement made in paragraph (a) of the prior Stock Option Grant Agreement between you and the Huntington, and paragraphs (a), (b),
(c), and this paragraph (d) shall survive any termination, expiration, or cancellation of the option grant evidenced by this Agreement. This Agreement shall be governed by the laws of the State of Ohio, without giving effect to any conflict of law provisions.

If you agree to the provisions and conditions included in this Agreement, you should sign, date and return one copy of this Agreement to Auralee Childs in the enclosed envelope and keep the other copy for your personal file. The option grant evidenced by this Agreement shall, at the discretion of the Committee, be forfeited if it is not signed and returned by June 26, 2000. If you have any questions regarding the administration of the Plan or the exercise of a stock option, please contact Auralee at (614) 480-3832.

/s/Frank Wobst                                  May 24, 2000
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Frank Wobst                                     Date
Chairman and Chief Executive Officer

/s/Peter E. Geier                               May 30, 2000
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Peter E. Geier                                  Date

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